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                                                                    EXHIBIT 10.2

                                                                  EXECUTION COPY

                    SEPARATION AGREEMENT AND GENERAL RELEASE

            This Separation Agreement and General Release ("Agreement") is hereby made and entered into by and between Lawrence J. Pilon ("Employee"), whose address is 720 E. Gull Lake Drive, Augusta, Michigan 49012, and Kellogg Company, a Delaware corporation ("Kellogg").

            1.    Employee's Departure Date and Duties and Responsibilities.

                  (a). Employee's last day of active employment will be June 16, 2004, with a "Departure Date" of June 17, 2004. Except as otherwise expressly provided herein, Employee acknowledges that as of the Departure Date, the Employee's participation will cease in all of the benefit plans of Kellogg and any of its subsidiaries, divisions or affiliates (collectively, the "Company"). Employee will be entitled to receive benefits, including any right to exercise any conversion privileges, that are vested and accrued prior to the Departure Date pursuant to benefit plans and programs of the Company.

                  (b). Employee agrees that from the execution of this Agreement until the Departure Date, Employee shall (i) continue to perform his regular duties, including those duties described in Employee's 2004 Performance Management Program accountabilities, and (ii) transition his work to his successor as requested by Kellogg.

            2. Consideration. In consideration for Employee entering into this Agreement and fully abiding by its terms, and assuming Employee has not revoked this Agreement as described in Paragraphs 20 and 21 below, Kellogg agrees to provide Employee with the following consideration:

                  Severance Compensation and Benefits.

                  (a). Kellogg agrees to provide Employee severance compensation and benefits pursuant to the terms and conditions of the Kellogg Company Severance Benefit Plan, effective April 1, 2002, as amended (the "Plan"), a copy of which is attached to this Agreement as Exhibit A, and the terms of which are incorporated herein. Employee represents and warrants that Employee has read the Plan and understands its meaning and application. Employee shall receive severance pay under the Plan equal to two years of base salary and two years of target bonus. Such amount shall be paid to Employee in equal installments over a two-year Severance Leave of Absence (as defined by the Plan) in accordance with Kellogg's then-current payroll practices.

                  (b). The Company shall also reimburse Employee for those relocation expenses (and only those relocation expenses) described in Exhibit B with respect to one (1) relocation. Such reimbursement shall be consistent with the terms of the Company's current relocation policy and eligibility requirements, subject to the following conditions:

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                           (i)      The relocation occurs on or before September
30, 2005;

                           (ii)     If Employee secures alternate employment
which provides a relocation benefit, Employee shall use his best efforts to obtain the fullest amount of such benefit, and this relocation benefit shall be reduced by the amount available under the alternate relocation benefit.

                           (iii)    The Company shall also reimburse Employee
for any Loss from the sale of Employee's home located at 720 E. Gull Lake Drive, Augusta, Michigan 49012 (the "Residence"), not to exceed One Hundred Fifty Thousand Dollars ($150,000.00). For the purposes of this Agreement, a "Loss" shall be determined by using the following formula: (a) the amount Employee paid for his Residence, plus, (b) the cost of any capital improvements to the Residence after the date Employee purchased the Residence but prior to the date of this Agreement, minus (c) the selling price of the Residence.

                  (d). Employee acknowledges and agrees that: (i) usual and customary withholding for tax purposes will be withheld from any payments made to Employee pursuant to this Agreement, to the extent required by law, and (ii) all tax liability, with respect to any and all payments or services received by Employee under this Agreement (other than employer withholding and employer payroll taxes) will be Employee's responsibility.

                  (e). Employee acknowledges and agrees that if Employee becomes Disabled (as defined under the disability program for Kellogg salaried employees under the Kellogg Company Welfare Benefit Plan) prior to the Departure Date, Employee shall be entitled to and must elect either (i) the benefits provided under this Agreement, or (ii) the benefits provided under the disability program for Kellogg salaried employees under the Kellogg Company Welfare Benefit Plan. Employee, or Employee's representative, must provide such election in writing to Kellogg prior to the Departure Date. If Employee, or Employee's representative, does not provide such election to Kellogg by the Departure Date, Employee shall receive the benefits provided under the disability program for Kellogg salaried employees under the Kellogg Company Welfare Benefit Plan and shall be deemed to have waived the rights to any benefits under this Agreement. In addition, if Employee dies prior to the Departure Date, Employee acknowledges and agrees that (i) Employee or Employee's estate shall be entitled to receive benefits provided for under the Executive Survivor Income Plan and other benefits under Kellogg's general policy for such events, and (ii) Employee shall not be entitled to any benefits under this Agreement.

            3. No Other Compensation or Benefits Owing. Employee acknowledges and agrees that, except as otherwise expressly provided for in this Agreement, Employee is not and will not be due any other compensation or benefits whatsoever from the Company and the Company shall have no further obligations of any kind or nature to Employee.

            4. No Other Representations. Employee represents and warrants that no promise or inducement has been offered or made except as herein set forth and that Employee is entering into and executing this Agreement without reliance on any statement or representation not set forth within this Agreement by the Company, or any person(s) acting on its behalf.

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            5.    Non-Assignment of Rights. Employee represents and warrants that Employee has not sold, assigned, transferred, conveyed or otherwise disposed of to any third party, by operation of law or otherwise, any action, cause of action, debt, obligation, contract, agreement, covenant, guarantee, judgment, damage, claim, counterclaim, liability or demand of any nature whatsoever relating to any matter covered in this Agreement.

            6. Non-Compete. In further consideration of the foregoing, Employee agrees that, for a period beginning with the date of this Agreement and ending on the second anniversary of the Departure Date (the "Restricted Period"), Employee shall not, without the prior written consent of the Chief Executive Officer of Kellogg:

      (i) directly or indirectly, accept any employment, consult for or with, or otherwise provide or perform any services of any nature to, for or on behalf of any person, firm, partnership, corporation or other business or entity that manufactures, produces, distributes, sells or markets any of the Products (as hereinafter defined) in the Geographic Area (as hereinafter defined).

      (ii) directly or indirectly, permit any business, entity or organization which Employee, individually or jointly with others, owns, manages, operates, or controls, to engage in the manufacture, production, distribution, sale or marketing of any of the Products in the Geographic Area.

            For purposes of this Paragraph, the term "Products" shall mean ready-to-eat cereal products, toaster pastries, cereal bars, granola bars, frozen waffles, crispy marshmallow squares, cookies, crackers, ice cream cones, any other grain-based convenience food, or meat substitutes; the term "Geographic Area" shall mean any country in the world where the Company manufactures, produces, distributes, sells or markets any of the Products at any time during the applicable Restricted Period.

            7. Non-Solicitation.In further consideration of the foregoing, Employee agrees that, during Employee's employment and for a two year period beginning with the Departure Date, Employee shall not, without the prior written consent of the General Counsel of Kellogg, directly or indirectly employ, or solicit the employment of (whether as an employee, officer, director, agent, consultant or independent contractor) any person who is or was at any time during the previous year an officer, director, representative, agent or employee of the Company.

            8. Non-Disparagement of the Company. Employee agrees not to engage in any form of conduct or make any statements or representations that disparage, portray in a negative light, or otherwise impair the reputation, goodwill or commercial interests of the Company, or its past, present and future subsidiaries, divisions, affiliates, successors, officers, directors, attorneys, agents and employees.

            9. Employment Status. Employee understands and agrees that (i) Employee's active employment with the Company ends effective June 16, 2004; and
(ii) the Company has no obligation to reinstate, rehire, reemploy, recall, or hire Employee in the future.

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            10.   Disclosure of Any Material Information. As of the date
Employee signs this Agreement, Employee represents and warrants that Employee has disclosed to Kellogg any information in Employee's possession concerning any conduct involving the Company or any of its officers, directors, representatives, agents or employees that Employee has any reason to believe may be unlawful, or violates Company Policy or would otherwise reflect poorly on the Company in any respect.

            11. Return of Property. Employee agrees to return to the Company, no later than the Departure Date, all property of the Company, regardless of the type or medium (i.e., computer disk, CD-ROM) upon which it is maintained, including, but not limited to, all files, documents, correspondence, memoranda, customer and client lists, prospect lists, subscription lists, contracts, pricing policies, operational methods, marketing plans or strategies, product development techniques or plans, business acquisition plans, employee records, technical processes, designs and design projects, inventions, research project presentations, proposals, quotations, data, notes, records, photographic slides, photographs, posters, manuals, brochures, internal publications, books, films, drawings, videos, sketches, plans, outlines, computer disks, computer files, work plans, specifications, credit cards, keys (including elevator, pass, building and door keys), identification cards, and any other documents, writings and materials that Employee came to possess or otherwise acquired as a result of and/or in connection with Employee's employment with the Company. Should Employee later find any Company property in Employee's possession, Employee agrees to immediately return it. Employee further agrees not to maintain any copies of said property or make any copies of said property available to any third-party.

            12. Non-Admission of Liability. Employee understands and agrees that this Agreement does not and shall not be deemed or construed as an admission of liability or responsibility by the Company for any purpose. Employee further agrees that nothing contained in this Agreement can be used by Employee or any other past, present or future employee of the Company in any way as precedent for future dealings with the Company or any of its successors, officers, directors, attorneys, representatives, agents or employees.

            13. Releases, Representations and Covenants. In consideration of the compensation and benefits provided pursuant to this Agreement, the sufficiency of which is hereby acknowledged, Employee, for Employee and for any person who may claim by or through Employee, irrevocably (except with respect to Paragraph 20 below) and unconditionally releases, waives and forever discharges the Company and its past, present and future subsidiaries, divisions, affiliates, successors, and their respective officers, directors, attorneys, agents and employees, from any and all claims or causes of action that Employee had, has or may have, known or unknown, relating to Employee's employment with and/or termination from the Company up until the date of this Agreement, including but not limited to, any claims arising under Title VII of the Civil Rights Act of 1964, as amended, Section 1981 of the Civil Rights Act of 1866, as amended, the Civil Rights Act of 1991, as amended, the Family and Medical Leave Act, the Age Discrimination in Employment Act, as amended by the Older Workers Benefit Protection Act of 1990, the Americans with Disabilities Act, the Employee Retirement Income Security Act; claims under any other federal, state or local statute, regulation or ordinance; claims for discrimination or harassment of any kind, breach of contract or public

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policy, wrongful or retaliatory discharge, defamation or other personal or business injury of any kind; and any and all other claims to any form of legal or equitable relief, damages, compensation or benefits (except as set forth in subparagraph (d), below), or for attorneys fees or costs. Employee additionally waives and releases any right Employee may have to recover in any lawsuit or proceeding against the Company brought by Employee, an administrative agency, or any other person on Employee's behalf or which includes Employee in any class.

                  (a). No Pending Claims/Withdrawal of Claims. Employee represents and warrants that, as of the date Employee signs this Agreement, Employee has no charges, claims or lawsuits of any kind pending against the Company or any of its past, present and future subsidiaries, divisions, affiliates, successors, or their respective officers, directors, attorneys, agents and employees that would fall within the scope of the Release set forth in this Paragraph 13. To the extent that Employee has such pending charges, claims or lawsuits as of the date Employee signs this Agreement, Employee agrees to seek and obtain immediate dismissal with prejudice and provide written confirmation immediately (i.e., court order, and/or agency determination) as a condition precedent to the Kellogg's obligations under this Agreement on and after the date Employee signs this Agreement (including, but not limited to, providing any compensation or benefits under this Agreement).

                  (b). Covenant Not to Sue. To the maximum extent permitted by law, Employee agrees not to sue or to institute or cause to be instituted any action in any federal, state, or local agency or court against the Company, including, but not limited to, the claims released in this Paragraph 13.

                  (c). Remedies for Breach. If Employee breaches any portion of this Agreement, or disavows any portion of the Release, Employee acknowledges and agrees that, in addition to any damages, Employee will be obligated, to the maximum extent permitted by law, to reimburse Kellogg for all amounts paid to Employee pursuant to this Agreement and under the Plan, and Employee shall be liable for all expenses, including costs and reasonable attorney's fees, incurred by any entity released in defending the lawsuit or claim, regardless of the outcome. Employee also hereby agrees and acknowledges that if he or she breaches this Agreement, because it would be impractical and excessively difficult to determine the actual damages to the Company as a result of such breach, any remedies at law (such as a right to monetary damages) would be inadequate. Employee, therefore agrees that, if he or she breaches this Agreement, the Company shall have the right (in addition to, and not in lieu of, any other right or remedy available to it) to a temporary and permanent injunctive relief from a court of competent jurisdiction, without posting any bond or other security and without proof of actual damage.

                  (d). Exclusion for Certain Claims. Notwithstanding the foregoing, Kellogg and Employee agree that the Release shall not apply to any claims arising after the date Employee signs this Agreement, nor shall anything herein prevent Employee or the Company from instituting any action to enforce the terms of this Agreement. In addition, Employee and Kellogg agree that nothing herein shall be construed to prevent Employee from enforcing any rights Employee may have under the Employee Retirement Income Security Act of 1974 to recover any vested benefits.

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            14.   Preservation of Company Confidential Information. Employee
acknowledges and agrees that previously executed Company confidentiality or non-disclosure agreements, if any, will continue to remain in effect after the Departure Date. In addition, Employee agrees that he or she shall not (without first obtaining the prior written consent in each instance from Kellogg) during the term of this Agreement or thereafter, disclose, make commercial or other use of, give or sell to any person, firm or corporation, any information received directly or indirectly from the Company or acquired or developed in the course of Employee's employment, including, by way of example only, ideas, inventions, methods, designs, formulas, systems, improvements, prices, discounts, business affairs, products, product specifications, manufacturing processes, data and know-how and technical information of any kind whatsoever unless such information has been publicly disclosed by authorized officials of the Company.

            15. Confidentiality of Agreement. Employee agrees that the existence and terms of this Agreement are confidential and shall be kept strictly confidential. Employee agrees that these matters will not be disclosed to any third party except for Employee's spouse, tax or legal advisor(s), provided such parties agree to keep such information confidential and, in the case of disclosure to any such advisor, only to the extent necessary to perform services. Employee shall be primarily liable to the Company for any disclosure of the existence or terms of this Agreement by such third parties.

            16. Cooperation. Employee agrees to cooperate truthfully and fully with the Company in connection with any and all existing or future investigations or litigation of any nature brought against the Company involving events that occurred during Employee's employment with the Company. Employee agrees to notify the Company immediately if subpoenaed or asked to appear as a witness in any matter related to the Company. The Company will reimburse Employee for reasonable out-of-pocket expenses and, if approved in advance by the General Counsel of Kellogg, reasonable attorney's fees incurred as a result of such cooperation.

            17.   General.

                  (a). Severability. If any provision of this Agreement is found by a court of competent jurisdiction to be unenforceable, in whole or in part, then that provision will be eliminated, modified or restricted in whatever manner is necessary to make the remaining provisions enforceable to the maximum extent allowable by law.

                  (b). Successors. This Agreement shall be binding upon, enforceable by, and inure to the benefit of Employee and Kellogg, and Employee's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees, and to any successor or assignee of Kellogg, but neither this Agreement, nor any rights, payments, or obligations arising hereunder may be assigned, pledged, transferred, or hypothecated by Employee.

                  (c). Controlling Law and Venue. Employee agrees that the laws of the State of Michigan shall govern this Agreement. Employee also agrees that any controversy, claim or dispute between the parties, directly or indirectly, concerning this Agreement or the

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breach of thereof shall only be resolved in the Circuit Court of Calhoun County, or the United States District Court for the Western District of Michigan, whichever court has jurisdiction over the subject matter thereof, and the parties hereby submit to the jurisdiction of said courts.

                  (d). Waiver. No claim or right arising out of a breach or default under this Agreement can be discharged by a waiver of that claim or right unless the waiver is in writing signed by the party hereto to be bound by such waiver. A waiver by either party hereto of a breach or default by the other party of any provision of this Agreement shall not be deemed a waiver of future compliance therewith and such provision shall remain in full force and effect.

                  (e). Notices. All notices, requests, demands and other communications regarding this Agreement shall be in writing and delivered in person or sent by registered or certified mail, postage prepaid, return receipt requested, and properly addressed as follows:

                   To Kellogg:   Kellogg Company

                                 One Kellogg Square
                                 P.O. Box 3599
                                 Battle Creek, MI 49016

                                 ATTENTION: GENERAL COUNSEL

                                 With a copy to:

                                 Kellogg Company
                                 One Kellogg Square
                                 P.O. Box 3599
                                 Battle Creek, MI 49016

                                 ATTENTION: CHIEF COUNSEL, EMPLOYMENT AND LABOR

                    To Employee: At the address set forth in the preamble of this Agreement.

            18. Entire Agreement/Amendment. Employee agrees that this Agreement, including any Exhibits attached hereto, constitutes the entire agreement between Employee and Kellogg, and that this Agreement supersedes any and all prior and/or contemporaneous written and/or oral agreements relating to Employee's employment with the Company and termination there from; provided, however, that the Company acknowledges and agrees that Employee's stock option agreements and Employee's restricted stock agreement remain in full force and effect and govern such stock option grants and restricted stock grant, respectively. Employee acknowledges that this Agreement may not be modified except by written document, signed by Employee and the General Counsel or Deputy General Counsel of Kellogg.

            19. Knowing and Voluntary Action. Employee acknowledges that Employee has been advised to consult an attorney before signing this Agreement. Employee further acknowledges that Employee has read this Agreement and any Exhibits attached hereto; has been given a period of at least twenty-one (21) days to consider this Agreement; understands its

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meaning and application; and is signing of Employee's own free will with the intent of being bound by it. If Employee elects to sign this Agreement prior to the expiration of twenty-one (21) days, Employee has done so voluntarily and knowingly, without any improper inducement or coercion by the Company.

            20. Revocation of Agreement. Employee further acknowledges that Employee may revoke this Agreement at any time within a period of seven (7) days following the date Employee signs this Agreement. Notice of revocation shall be made in writing addressed to Kellogg in accordance with Paragraph 17(e) above. Such revocation must be received by Kellogg by the close of business of the first day following the end of the seven (7) day revocation period. This Agreement shall not become effective until after the time period for revocation has expired.

            21. Release of Claims. As a condition to receiving the compensation described in Paragraph 2(a) of this Agreement, Employee shall be required to execute and deliver to the Company (and not revoke) the form of General Release attached hereto as Exhibit C, within twenty-one (21) days of the Departure Date.

            IN WITNESS WHEREOF, the parties have executed and agreed to this Agreement.

EMPLOYEE                                      KELLOGG COMPANY

______________________________                By: ___________________________
Lawrence J. Pilon

Date: ________________________                Date: _________________________

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                                                                       EXHIBIT B

                               RELOCATION BENEFITS

-     House Closing

      -     Broker's commission up to 6% or normal for area

      - Reimbursement for normal and customary closing costs, including reasonable attorneys' fees, inspections, and surveys.

-     Loss on sale

      -     According to the Agreement

-     Personal Goods

      -     Packing, loading and unloading

      -     Insurance - up to $250,000

      -     Storage - 60 days

      -     Transport of personal goods to new location

Tax assistance, if any, will be provided in accordance with the Kellogg Company relocation policy.

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                                                                       EXHIBIT C

                                 GENERAL RELEASE

      This General Release (the "Release") is hereby made and entered into by and between Lawrence J. Pilon ("Employee"), whose address is 720 E. Gull Lake Drive, Augusta, Michigan, 49012 and Kellogg Company, a Delaware corporation ("Kellogg").

                                    RECITALS

      WHEREAS The parties have entered into a Separation Agreement and General Release dated April 15, 2004 (the "Agreement")(1); and

      WHEREAS Paragraph 21 of the Agreement states that Employee must sign and deliver this Release within 21 days of on Employee's Departure Date as a condition for receiving benefits under the Agreement;

      NOW, THEREFORE, for and in consideration of the mutual promises and covenants and good and valuable consideration contained in the Agreement, the sufficiency of which is hereby acknowledged:

            1. Releases, Representations and Covenants. Employee, for Employee and for any person who may claim by or through Employee, irrevocably (except with respect to Paragraph 4 below) and unconditionally releases, waives and forever discharges the Company and its past, present and future subsidiaries, divisions, affiliates, successors, and their respective officers, directors, attorneys, agents and employees, from any and all claims or causes of action that Employee had, has or may have, known or unknown, relating to Employee's employment with and/or termination from the Company up until the date of this Agreement, including but not limited to, any claims arising under Title VII of the Civil Rights Act of 1964, as amended, Section 1981 of the Civil Rights Act of 1866, as amended, the Civil Rights Act of 1991, as amended, the Family and Medical Leave Act, the Age Discrimination in Employment Act, as amended by the Older Workers Benefit Protection Act of 1990, the Americans with Disabilities Act, the Employee Retirement Income Security Act; claims under any other federal, state or local statute, regulation or ordinance; claims for discrimination or harassment of any kind, breach of contract or public policy, wrongful or retaliatory discharge, defamation or other personal or business injury of any kind; and any and all other claims to any form of legal or equitable relief, damages, compensation or benefits (except as set forth in subparagraph (d), below), or for attorneys fees or costs. Employee additionally waives and releases any right Employee may have to recover in any lawsuit or proceeding against the Company brought by Employee, an administrative agency, or any other person on Employee's behalf or which includes Employee in any class.

-----------------
(1) All capitalized terms not defined herein, have the same meaning as defined in the Agreement.

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                  (a).  No Pending Claims/Withdrawal of Claims. Employee
represents and warrants that, as of the date Employee signs this Agreement, Employee has no charges, claims or lawsuits of any kind pending against the Company or any of its past, present and future subsidiaries, divisions, affiliates, successors, or their respective officers, directors, attorneys, agents and employees that would fall within the scope of the Release set forth in this Paragraph 1. To the extent that Employee has such pending charges, claims or lawsuits as of the date Employee signs this Agreement, Employee agrees to seek and obtain immediate dismissal with prejudice and provide written confirmation immediately (i.e., court order, and/or agency determination) as a condition precedent to the Kellogg's obligations under this Agreement on and after the date Employee signs this Agreement (including, but not limited to, providing any compensation or benefits under this Agreement).

                  (b). Covenant Not to Sue. To the maximum extent permitted by law, Employee agrees not to sue or to institute or cause to be instituted any action in any federal, state, or local agency or court against the Company, including, but not limited to, the claims released in this Paragraph 1.

                  (c). Remedies for Breach. If Employee breaches any portion of this Agreement, or disavows any portion of the Release, Employee acknowledges and agrees that, in addition to any damages, Employee will be obligated, to the maximum extent permitted by law, to reimburse Kellogg for all amounts paid to Employee pursuant to this Agreement and under the Plan, and Employee shall be liable for all expenses, including costs and reasonable attorney's fees, incurred by any entity released in defending the lawsuit or claim, regardless of the outcome. Employee also hereby agrees and acknowledges that if he or she breaches this Agreement, because it would be impractical and excessively difficult to determine the actual damages to the Company as a result of such breach, any remedies at law (such as a right to monetary damages) would be inadequate. Employee, therefore agrees that, if he or she breaches this Agreement, the Company shall have the right (in addition to, and not in lieu of, any other right or remedy available to it) to a temporary and permanent injunctive relief from a court of competent jurisdiction, without posting any bond or other security and without proof of actual damage.

                  (d). Exclusion for Certain Claims. Notwithstanding the foregoing, Kellogg and Employee agree that the Release shall not apply to any claims arising after the date Employee signs this Agreement, nor shall anything herein prevent Employee or the Company from instituting any action to enforce the terms of this Agreement. In addition, Employee and Kellogg agree that nothing herein shall be construed to prevent Employee from enforcing any rights Employee may have under the Employee Retirement Income Security Act of 1974 to recover any vested benefits.

            2. Incorporation of Agreement. Employee further agrees that all other provisions of the Agreement are hereby incorporated by reference to the extent applicable and that both documents constitute the entire agreement concerning Employee's employment with and termination from the Company.

            3. Knowing and Voluntary Action. Employee acknowledges that Employee has been advised to consult an attorney before signing this Release. Employee further acknowledges that Employee has read this Release; has been given a period of at least twenty-

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one (21) days to consider this Release; understands its meaning and application;
and is signing of Employee's own free will with the intent of being bound by it. If Employee elects to sign this Release prior to the expiration of twenty-one
(21) days, Employee has done so voluntarily and knowingly, without any improper inducement or coercion by the Company.

            4. Revocation of Agreement. Employee further acknowledges that Employee may revoke this Release at any time within a period of seven (7) days following the date Employee signs this Release. Notice of revocation shall be made in writing addressed to Kellogg in accordance with Paragraph 17(e) of the Agreement. Such revocation must be received by Kellogg by the close of business of the first day following the end of the seven (7) day revocation period. This Release shall not become effective until after the time period for revocation has expired.

            IN WITNESS WHEREOF, the parties have executed and agreed to this Release as of the later date provided below.

EMPLOYEE                                 KELLOGG COMPANY

__________________________               By: ________________________________

Date: ____________________               Date: ______________________________

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